Exhibit 99.1

OSI Systems Reports First Quarter Fiscal 2018 Financial Results

  Record Q1 Revenue of $257.1 Million (16% increase over prior year)
  Record Q1 Earnings Per Diluted Share
    GAAP EPS of $0.52 vs. $0.03 in Q1 Fiscal 2017
    Non-GAAP EPS of $0.79 (80% increase over prior year)
  Q1 Book-to-Bill Ratio of 1.6 for Non-turnkey Business
  Company Raises FY 2018 Revenue Guidance to $1,045 Million - $1,085 Million (9% - 13% growth)
  Company Raises FY 2018 Non-GAAP Earnings Guidance to $3.40 - $3.65 Per Diluted Share

HAWTHORNE, Calif.--(BUSINESS WIRE)--October 26, 2017--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the quarter ended September 30, 2017.

Deepak Chopra, OSI Systems’ Chairman and CEO, stated, “We are pleased to report solid fiscal first quarter performance, including record revenues and earnings. Each of our divisions contributed to our outstanding start to fiscal 2018 with year-over-year profit growth. Based on this performance and our strong bookings, we have heightened optimism that fiscal 2018 will be a successful year for OSI.”

The Company reported revenues of $257.1 million for the first quarter of fiscal 2018, an increase of 16% from the $220.9 million reported for the first quarter of fiscal 2017. Net income for the first quarter of fiscal 2018 was $10.2 million, or $0.52 per diluted share, compared to net income of $0.7 million, or $0.03 per diluted share, for the first quarter of fiscal 2017. Non-GAAP net income for the first quarter of fiscal 2018 was $15.5 million, or $0.79 per diluted share, compared to non-GAAP net income for the first quarter of fiscal 2017 of $8.7 million, or $0.44 per diluted share.

During the quarter ended September 30, 2017, the Company's book-to-bill ratio for equipment and related services (non-turnkey) was 1.6. As of September 30, 2017, the Company's backlog was $846 million as compared to $738 million as of June 30, 2017. Operating cash flow during the quarter was $35 million.

Mr. Chopra further commented, “Our Security division achieved record first quarter revenues of $162 million, of which approximately $22 million was generated by our newly-acquired explosive trace detection business. This business complements well our Security division’s product portfolio, and together with the strong overall start in the rest of the division, leaves us well-positioned to achieve strong results in fiscal 2018.”

Mr. Chopra continued, “Our Healthcare business has continued to respond positively to our new management team and improved product portfolio. Excluding $4.1 million of revenue in the prior-year period attributable to a non-core business we divested in February 2017, sales for the first quarter of fiscal 2018 increased by 10% over the prior year, which was our third consecutive quarter of solid year-over-year growth in this division.”

Mr. Chopra concluded, “Our Optoelectronics and Manufacturing division performed solidly as the division leveraged sales growth to achieve year-over-year operating margin expansion.”

Fiscal Year 2018 Outlook

The Company is raising its fiscal 2018 sales guidance to $1,045 million - $1,085 million. In addition, the Company is increasing to $3.40 - $3.65 per diluted share its non-GAAP earnings guidance. Actual sales and non-GAAP diluted earnings per share could vary from this guidance.

The Company’s fiscal 2018 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of non-GAAP diluted EPS guidance on a forward-looking basis to GAAP diluted EPS, the most directly comparable GAAP measure, because it is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months ended September 30, 2016 and 2017 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges, amortization of intangible assets acquired through business acquisitions, non-cash interest expense related to convertible debt, gain from the disposition of a business and their associated tax effects, and the impact from discrete income tax items. Management believes that these non-GAAP financial measures provide (i) additional insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s results (excluding amounts management does not view as reflective of ongoing operating results) for planning, forecasting and assessing the performance of the business, (iii) a meaningful comparison against results of past periods and (iv) comparable financial results to those of peer companies. Non-GAAP financial measures should not be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast over the Internet beginning at 1:30pm PT (4:30pm ET) today to discuss its results for the first quarter of fiscal 2018. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until November 9, 2017. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number '3378548' when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs and projections and similar expressions concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings and growth in fiscal 2018. In addition, the Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact of volatility in oil prices; unfavorable currency exchange rate fluctuations; market acceptance of the Company's new and existing technologies, products and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations including export control and environmental regulations and the matters that are the subject of some or all of the Company's ongoing investigations and compliance reviews; contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings which could have a material and adverse impact on the Company's business, financial condition and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with requirements under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2017	September 30, 2017
Assets

Cash and cash equivalents	$169,650	$192,028
Accounts receivable, net	206,526	203,068
Inventories	248,510	271,309
Other current assets	28,314	34,425
Total current assets	653,000	700,830
Goodwill	242,129	282,656
Intangible assets	118,450	145,036
Other non-current assets	216,508	223,002
Total Assets	$1,230,087	$1,351,524

Liabilities and Stockholders' Equity

Bank lines of credit	$103,000	$214,000
Current portion of long-term debt	2,396	2,286
Accounts payable and accrued expenses	137,559	144,352
Other current liabilities	103,179	100,713
Total current liabilities	346,134	461,351
Long-term debt	241,750	243,416
Deferred income taxes	20,681	20,323
Other long-term liabilities	52,309	55,054
Total liabilities	660,874	780,144
Total stockholders’ equity	569,213	571,380
Total Liabilities and Stockholders’ Equity	$1,230,087	$1,351,524

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	September 30,
	2016	2017

Revenue:
Products	$153,457	$165,653
Services	67,398	91,480
Total revenues	220,855	257,133
Cost of goods sold:
Products	113,121	114,180
Services	39,647	51,682
Total cost of goods sold	152,768	165,862
Gross profit	68,087	91,271
Operating expenses:
Selling, general and administrative	43,553	55,647
Research and development	12,478	15,100
Impairment, restructuring and other charges	9,957	1,130
Total operating expenses	65,988	71,877
Income from operations	2,099	19,394
Interest and other expense, net	(1,158)	(4,249)
Income before income taxes	941	15,145
Provision for income taxes	(264)	(4,988)
Net income	$677	$10,157

Diluted income per share	$0.03	$0.52
Weighted average shares outstanding – diluted	19,591	19,591

UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended
	September 30,
	2016	2017
Revenues – by Segment:
Security division	$123,709	$162,245
Healthcare division	45,650	45,529
Optoelectronics and Manufacturing division, including intersegment revenues	56,954	58,926
Intersegment elimination	(5,458)	(9,567)
Total	$220,855	$257,133

Operating income (loss) – by Segment:
Security division	$9,350	$22,693
Healthcare division	(3,264)	847
Optoelectronics and Manufacturing division	4,650	5,175
Corporate	(9,013)	(8,753)
Intersegment elimination	376	(568)
Total	$2,099	$19,394

RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended September 30,
	2016		2017
	Net income	EPS	Net income	EPS
GAAP basis	$677	$0.03	$10,157	$0.52
Impairment, restructuring and other charges	9,957	0.51	1,130	0.06
Amortization of acquired intangible assets	1,131	0.06	3,542	0.18
Non-cash interest expense	-	-	1,804	0.09
Tax effect of above adjustments	(3,111)	(0.16)	(1,831)	(0.10)
Impact from discrete income tax items	-	-	707	0.04
Non-GAAP basis	$8,654	$0.44	$15,509	$0.79

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended September 30, 2016
					Optoelectronics and
					Manufacturing		Corporate /
	Security Division		Healthcare Division		Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$9,350	7.6%	$(3,264)	-7.2%	$4,650	8.2%	$(8,637)	$2,099	1.0%
Impairment, restructuring and other charges	6,390	5.1%	342	0.8%	65	0.1%	3,160	9,957	4.5%
Amortization of acquired intangible assets	601	0.5%	164	0.4%	366	0.6%	-	1,131	0.5%
Non-GAAP basis– operating income (loss)	$16,341	13.2%	$(2,758)	-6.0%	$5,081	8.9%	$(5,477)	$13,187	6.0%

Three Months Ended September 30, 2017
					Optoelectronics and
					Manufacturing		Corporate /
	Security Division		Healthcare Division		Division		Elimination	Total
		% of		% of		% of			% of
		Sales		Sales		Sales			Sales
GAAP basis – operating income (loss)	$22,693	14.0%	$847	1.9%	$5,175	8.8%	$(9,321)	$19,394	7.5%
Impairment, restructuring and other charges	310	0.2%	-	-	-	-	820	1,130	0.5%
Amortization of acquired intangible assets	3,162	1.9%	14	0.0%	366	0.6%	-	3,542	1.4%
Non-GAAP basis– operating income (loss)	$26,165	16.1%	$861	1.9%	$5,541	9.4%	$(8,501)	$24,066	9.4%

CONTACT:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
(310) 349-2237
avashishat@osi-systems.com